TENTH MODIFICATION AGREEMENT
(Extension)

THIS TENTH MODIFICATION AGREEMENT (this "Agreement"), effective as of the 2566 day of September 2011, is by and between UNITED BANK, a Virginia banking corporation (the "Bank"); and VERSAR, INC. a Delaware corporation, GEOMET TECHNOLOGIES, LLC, a Maryland limited liability company, VERSAR GLOBAL SOLUTIONS, INC., a Virginia corporation, VEC CORP., a Pennsylvania corporation and successor to Versar Environmental Company, Inc., VERSAR INTERNATIONAL, INC., a Delaware corporation, formerly known as VIAP, Inc., and ADVENT ENVIRONMENTAL, INC., a Kentucky corporation (individually and collectively, the "Borrower").

WITNESSETH THAT:

WHEREAS, the Bank is the owner and holder of that certain Revolving Commercial Note dated September 26, 2003, in the original principal amount of Five Million and No/100 Dollars ($5,000,000.00), made by the Borrower payable to the order of the Bank and bearing interest and being payable in accordance with the terms and conditions therein set forth (as modified by the modification agreements described in the next following Recital, the "Note); and

WHEREAS, the Note is issued pursuant to the terms of a certain Loan and Security Agreement dated September 26, 2003, between the Borrower and the Bank (as modified in accordance with that certain First Modification Agreement dated as of May 12, 2004, that certain Third Modification Agreement dated as of November 30, 2005 (a second modification having been drafted but never executed and delivered), that certain Fourth Modification Agreement dated as of September 28, 2006, as increased to Seven Million Five Hundred Thousand and No/100 Dollars ($7,500,000.00) pursuant to that certain Fifth Modification Agreement dated as of September 24, 2007, that certain Sixth Modification Agreement dated September 30, 2009, that certain Seventh Modification Agreement dated January 5, 2010, as increased to Ten Million and No/100 Dollars ($10,000,000.00) pursuant to that certain Eighth Modification Agreement dated March 17, 2010, and that certain Ninth Modification Agreement dated as of September 30, 2010, and as otherwise amended, extended, increased, replaced and supplemented from time to time, the "Loan Agreement");

WHEREAS, the Borrower has requested that the Bank extend the maturity date of the Note, and the Bank has consented to such request subject to the execution of this Agreement and the satisfaction of the conditions specified herein.

NOW, THEREFORE, for Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

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1.          Definitions. All capitalized terms used in this Agreement will have the respective meanings assigned thereto in the Loan Agreement unless otherwise defined in this Agreement.

2.          Amendment to Note and Loan Agreement. The maturity date of the Note is hereby extended to October 25, 2011. The definition of "Date of Maturity" in the Note and the Loan Agreement is hereby changed to "October 25, 2011".

3.          Representations and Warranties of the Borrower. The Borrower represents and warrants to the Bank that:

(a)          It has the power and authority to enter into and to perform this Agreement, to execute and deliver all documents relating to this Agreement, and to incur the obligations provided for in this Agreement, all of which have been duly authorized and approved in accordance with the Borrower's organizational documents

(b)          This Agreement, together with all documents executed pursuant hereto, shall constitute when executed the valid and legally binding obligations of the Borrower and all guarantors, if any, as the case may be, in accordance with their respective terms;

(c)          Except with respect to events or circumstances occurring subsequent to the date thereof and known to the Bank, all representations and warranties made in the Loan Agreement are true and correct as of the date hereof, with the same force and effect as if all representations and warranties were fully set forth herein;

(d)          The Borrower's obligations under the Loan Documents remain valid and enforceable obligations;

(e)          As of the date hereof, the Borrower has no offsets or defenses against the payment of any of the Obligations and no claims against the Bank; and

(f)          As of the date hereof, no Default exists.

4.          Waiver of Claims. As a specific inducement to the Bank without which the Borrower acknowledges the Bank would not enter into this Agreement and the other documents executed in connection herewith, the Borrower hereby waives any and all claims that it may have against the Bank, as of the date hereof; arising out of or relating to the Loan Agreement or any Loan Document whether sounding in contract, tort or any other basis.

5.          Loan Documents. The other "Loan Documents", as defined in the Note, are hereby modified to the extent necessary to carry out the purposes of this Agreement.

6.          Outstanding Balance. The Borrower hereby acknowledges and agrees that, as of the effective date hereof, the unpaid principal balance of the Note is Zero Dollars ($0.00) and that there are no set-offs or defenses against the Note, the Loan Agreement, or the other Loan Documents.

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7.          No Impairment. This Agreement shall become a part of the Loan Agreement by reference and nothing herein contained shall impair the security now held for the Obligations, nor waive, annul, vary or affect any provision, condition, covenant or agreement contained in the Loan Agreement except as herein amended, nor affect or impair any rights, powers or remedies under the Loan Agreement as hereby amended. Furthermore, the Bank does hereby reserve all rights and remedies it may have as against all parties who may be or may hereafter become primarily or secondarily liable for the repayment of the Obligations.

8.          No Novation. The parties to this Agreement do not intend that this Agreement be construed as a novation of the Note, the Loan Agreement, or any of the other Loan Documents.

9.          Ratification. Except as hereby expressly modified, the Note and Loan Agreement shall otherwise be unchanged, shall remain in full force and effect, and are hereby expressly approved, ratified and confirmed. A legend shall be placed on the face of the Note indicating that its terms have been modified hereby, and the original of this Agreement shall be affixed to the original of the Note.

10.         Applicable Law; Binding Effect. This Agreement shall be governed in all respects by the laws of the Commonwealth of Virginia and shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns.

11.         Counterparts; Telecopied Signatures. This Agreement may be executed in any number of counterparts and by different parties to this Agreement on separate counterparts, each of which, when so executed, shall be deemed an original but all such counterparts shall constitute one and the same instrument. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature to this Agreement.

[Signatures Appear on the Following Pages]

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WITNESS the following signatures and seals.

UNITED BANK		[SEAL]

By:	/S/ E. Allen Schirmer
E. Allen Schirmer
Senior Vice President

VERSAR, INC.		[SEAL]

By:	/S/Cynthia A. Downes
Name: Cynthia A. Downes
Title: EVP, CFO & Treasurer

GEOMET TECHNOLOGIES, LLC		[SEAL]

By:	/S/ Cynthia A. Downes
Name: Cynthia A. Downes
Title: VP & Treasurer

VERSAR GLOBAL SOLUTIONS		[SEAL]

By:	/S/ Cynthia A. Downes
Name: Cynthia A. Downes
Title: EVP & Treasurer

VEC CORP		[SEAL]

By:	/S/ Cynthia A. Downes
Name: Cynthia A. Downes
VP & Treasurer

VERSAR INTERNATIONAL, INC.		[SEAL]

By:	/S/ Cynthia A. Downes
Name: Cynthia A. Downes
VP & Treasurer